Stan Jeong-Ha  Lee, CPA
2160 North Central Rd Suite 203 * Fort Lee *
NJ 07024 P.O. Box 436402* San Diego * CA 92143-
619-623-7799 * Fax 619-564-3408 * stan2u@gmail.com

September 9, 2013

Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, N.E.
Washington, DC 20549-7561

Commissioners:

We have read the paragraphs  pertaining to Stan Jeong-Ha Lee, CPA, included in Item 4.01 of Form 8-K dated  August 29, 2013,  of  Direct LED, Inc. ("the Company),  to be filed with the  Securities  and Exchange  Commission and are in agreement with the statements concerning our firm in those paragraphs.

Sincerely,

 /s/ Stan Jeong-Ha Lee
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Stan Jeong-Ha Lee, CPA